Certificate of Gratuitous Use

This is to certify that the premises located at Unit A1237, 308, No. 16 Yunding North Road, Huli District, Xiamen City, with an area of 15 square meters, is provided gratuitously to Xiamen Xingshu Shandian Culture Media Co., Ltd. as its registered business domicile. The period of use is from October 1, 2024, to September 30, 2025.

厦门市湖里区人民政府金山街道办事处

Jinshan Subdistrict Office, Huli District People's Government, Xiamen City

October 1, 2024